UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2015

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	Entry into a Material Definitive Agreement

On June 10, 2015, Solitario Exploration & Royalty Corp. (the “Company”), Ely Gold & Minerals Inc. (“Ely Gold”), and DHI Minerals (U.S.) Ltd. (“DHI US”) entered into a Membership Interest Purchase Agreement (the “MIPA”) with Waterton Nevada Splitter, LLC (“Waterton”), a wholly–owned subsidiary of Waterton Precious Metals Fund II Cayman, LP (“Waterton Cayman”). Pursuant to the MIPA, the Company and DHI US will each sell to Waterton the membership interest owned by it in Mt. Hamilton LLC, a Nevada limited liability company (“MH-LLC”), for aggregate consideration of US$30,000,000 (the “Transaction”). MH-LLC owns all of the rights and assets related to the Mt. Hamilton gold project located in White Pine County, Nevada.

The Company owns an 80% membership interest in MH-LLC, and DHI US, Ely Gold’s indirectly wholly-owned U.S. subsidiary, owns a 20% membership interest in MH-LLC. As a result, at closing Solitario is entitled to receive US$24,000,000 of the gross consideration and Ely Gold is entitled to receive US$6,000,000 of the gross consideration. Costs and fees related to the Transaction, including broker fees and professional services fees, will reduce the net amounts received by each of the Company and DHI US.

Each of the Company and DHI US made various representations and warranties to Waterton in the MIPA, both with respect to certain corporate matters, and with respect to MH-LLC and its assets, rights, liabilities and operations. Each of the Company and DHI US agreed to indemnify Waterton with respect to damages that arise from any inaccuracy or breach of any of their respective representations or warranties contained in the MIPA or in any related agreement, certificate or other document, and for any damages that arise from any breach or non-performance by the Company or DHI US of the covenants contained in the MIPA or in any related agreement, certificate or other document. Subject to limited exceptions, these indemnification obligations to Waterton are subject to a deductible of US$500,000, and the maximum aggregate amount of damages that may be recovered under the Company’s indemnification obligation to Waterton is US$15,000,000 and DHI US’s maximum aggregate indemnification obligation to Waterton is US$3,750,000.

The MIPA may be terminated under certain circumstances. However, if the MIPA is terminated for certain reasons set forth in the MIPA, the Company and DHI US together may be obligated to pay a US$900,000 fee to Waterton, including if the MIPA is terminated because the Company and DHI US accept a “Superior Proposal” (as defined in the MIPA, and subject to the terms and conditions set forth in the MIPA), if the transaction does not close prior to October 1, 2015, subject to certain extension periods. Further, in the event the shareholders of either the Company or Ely Gold do not approve the Transaction, Waterton is entitled to an expense re-imbursement fee of US$450,000.

Completion of the Transaction is subject to customary closing conditions, including regulatory approvals and affirmative shareholder votes of the holders of a majority of the Company's issued and outstanding common shares of common stock and 66 ⅔% of the votes cast at the meeting of shareholders to be held by Ely Gold. Shareholder meetings for both the Company and Ely Gold are expected to occur in the third quarter of 2015, with the closing of the Transaction to occur soon thereafter.

Concurrent with the execution of the MIPA, the Company and Waterton Cayman entered into a letter agreement (the “Waterton Commitment Letter”) whereby Waterton Cayman has committed, at the Company’s election, to provide the Company with a standby debt facility (the “Standby Debt Facility”) to permit the Company to repay its outstanding US$5 million obligation owed to RMB Australia Holdings Limited that is due on August 21, 2015. If the Company elects to borrow funds under the Waterton Commitment Letter, the Company’s repayment obligations will be secured by the Company’s membership interest in MH-LLC as well as other corporate assets, any funds borrowed will be due in six months and bear interest at eight percent (8%) per annum, and Waterton will be entitled to a two percent (2%) structuring fee under the Standby Debt Facility.

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Additionally, on June 10, 2015 the Company and Ely Gold entered into an agreement (the “Consent Agreement”) pursuant to which Ely Gold agreed to provide its consent (required under the MH-LLC Operating Agreement) for the Company to pledge its 80% membership interest in MH-LLC in connection with the Standby Debt Facility, and to relieve the Company of certain continuing payment obligations that the Company was required to make on behalf of both members of MH-LLC. In return, the Company agreed to return for cancellation approximately 15.7 million common shares (19.6% of the issued and outstanding shares) of Ely Gold currently held by the Company. The Consent Agreement is subject to acceptance by the TSX Venture Exchange.

The MIPA, the Waterton Commitment Letter and the Consent Agreement have been attached as exhibits to provide investors and security holders with information regarding its terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the MIPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the MIPA.

A copy of the MIPA, the Waterton Commitment Letter, and the Consent Agreement are filed herewith as exhibits 10.1, 10.2 and 10.3, respectively, and incorporated into this Item 1.01 by reference. The foregoing description of the MIPA, the Waterton Commitment Letter, and the Consent Agreement, and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

10.1	Membership Interest Purchase Agreement between Solitario Exploration & Royalty Corp., Ely Gold &Minerals, Inc., DHI Minerals (U.S.) Ltd., and Waterton Nevada Splitter LLC dated June 10, 2015

10.2	Waterton Commitment Letter Agreement between Solitario Exploration & Royalty Corp. and Waterton Precious Metals Fund II Cayman, LP dated June 10, 2015

10.3	Consent and Waiver between Solitario Exploration & Royalty Corp., Ely Gold & Minerals, Inc., and DHI Minerals (U.S.) Ltd. dated June 10, 2015.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 12, 2015

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer